Exhibit 99.1


FOR IMMEDIATE RELEASE                   Contact:  David M. Findlay
                                                  Executive Vice President
                                                  and Chief Financial Officer
                                                  (574) 267-9197

                        LAKELAND FINANCIAL EXPERIENCES
                              STRONG LOAN GROWTH
            Second Quarter Performance and Cash Dividend Announced

     Warsaw, Indiana (July 15, 2004) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported net income of $3.3 million for the second quarter of 2004. Diluted net income per share for the quarter was $0.55. Net income for the six months ended June 30, 2004 was $6.8 million, or diluted net income per share of $1.13.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, "With loan growth of $45 million during the quarter, we experienced the highest quarterly loan increase in the Bank's history. Since year-end 2003, loan growth of $59 million has resulted in a 7% increase in loans. With this outstanding performance, we are in a great position to take advantage of a more favorable interest rate environment that is expected to exist in the second half of the year. Our market penetration in commercial lending improved in every market we serve during the first half of 2004 as a result of great business development efforts by our retail and commercial teams."

     The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.21 per share, payable on July 26, 2004 to shareholders of record on July 10, 2004. The quarterly dividend represents an 11% increase over the quarterly dividend of $0.19 paid in 2003.

     The net income performance in the quarter compares to $3.7 million, or $0.63 per diluted share, in the same period of 2003 and $3.5 million, or $0.58 per diluted share in the first quarter of 2004. Net income for the six months ended June 30, 2004 compares to $7.3 million, or $1.22 per diluted share, for the same period of 2003.

     Kubacki continued, "The extended period of historically low interest rates has significantly impacted our profitability, as demonstrated by the performance of the net interest margin and the mortgage business during the first half of 2004. Our net interest margin was 3.56% for the first six months of 2004 versus 3.92% in the same period of 2003. This erosion in margin reduced the positive impact of the record loan growth in the quarter and led to relatively flat net interest income for the quarter versus the same period of 2003. We expect to see an improvement in the net interest margin during the third quarter as a result of the recent interest rate increase."

     Noninterest income excluding mortgage sales gains increased by 11% versus the comparable period in 2003. Leading the improvement were trust and brokerage fees, which increased 38%, or $215,000. Other income increased by 14%, or $136,000, and credit card fees increased 25%, or $115,000. Total noninterest income decreased by $793,000 in the second quarter, driven by a $1.2 million reduction in mortgage sales gains versus the comparable period in 2003.

     Kubacki observed, "Overall, fee based revenue improvement has been good during 2004. We have made progress in continuing to build our portfolio of fee-based services, with the exception of our mortgage business, which has slowed considerably in 2004."

     The Company did not have any gain on sale of mortgages in the quarter as a result of the timing of mortgage rate increases. In addition, the value of the Company's mortgage servicing rights portfolio increased by $230,000 during the second quarter, but only by $71,000 year to date. The combination of mortgage sales gains and mortgage servicing rights valuation resulted in a decrease of $1.7 million in revenue from $2.1 million in the first six months of 2003 to $364,000 in the same period in 2004.

     "Recognizing the impact that the low interest rate environment has on our earnings power, we have maintained a tight focus on managing noninterest expenses. As a result, noninterest expense actually decreased by 1% for the quarter and year to date versus the comparable periods in 2003," added Kubacki.

     Total loans as of June 30, 2004 were $929.6 million versus $884.5 million as of March 31, 2004 and $839.4 million as of June 30, 2003. Average loans during the second quarter of 2004 were $924.8 million compared to $883.7 million in the first quarter of 2004, an increase of 5%.

     Lakeland Financial's allowance for loan losses as of June 30, 2004 was $10.6 million, compared to $10.5 million as of March 31, 2004 and $9.8 million as of June 30, 2003. Non-performing assets totaled $4.7 million as of June 30, 2004 versus $4.5 million as of March 31, 2004 and $8.2 million on June 30, 2003. The ratio of non-performing assets to loans was 0.51% at both June 30, 2004 and March 31, 2004 compared to 0.98% at June 30, 2003. Net charge offs totaled $80,000 in the second quarter versus $9,000 during the first quarter of 2004 and $673,000 in the second quarter of 2003. For the quarter ended June 30, 2004, net charge offs were 0.04% of average loans compared to 0.32% in the same period in 2003.

     Kubacki commented, "As evidenced by net charge offs of less than $100,000 in the first half of 2004 and total nonperforming assets holding steady at very low levels, we believe that the overall quality of our loan portfolio is exceptional. We continue to maintain a disciplined approach to our loan administration and will not become complacent as a result of the continued asset quality performance."

     For the three months ended June 30, 2004, Lakeland Financial's average equity to average assets ratio was 7.10% compared to 7.21% for the first quarter of 2004 and 7.07% for the second quarter of 2003. Average stockholders' equity for the quarter ended June 30, 2004 was $93.8 million versus $92.4 million for the first quarter of 2004 and $87.6 million for the comparable period in 2003. Average total deposits for the quarter ended June 30, 2004 were $1.0 billion compared to $968.7 million for the first quarter of 2004 and $968.1 million for the same period in 2003.

     Lakeland Financial Corporation is a $1.3 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include FTN Financial Securities Corp., Goldman, Sachs & Co., Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Securities, L.P., Merrill Lynch & Co., Morgan Stanley & Co., Inc., Sandler O'Neill & Partners, Schwab Capital Markets, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and Trident Securities.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

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
                                                     LAKELAND FINANCIAL CORPORATION
                                                SECOND QUARTER 2004 FINANCIAL HIGHLIGHTS
                                   (Unaudited - Dollars in thousands except Share and Per Share Data)

                                                                     Three Months Ended                     Six Months Ended
                                                         ------------------------------------------    -------------------------
                                                           Jun. 30,        Mar. 31,      Jun. 30,        Jun. 30,      Jun. 30,
                                                            2004             2004          2003            2004          2003
                                                         -----------      ----------   ------------    -----------   -----------
END OF PERIOD BALANCES
  Assets                                                $  1,338,100    $  1,285,929   $  1,240,834   $  1,338,100  $  1,240,834
  Deposits                                                 1,022,335       1,006,811        966,244      1,022,335       966,244
  Loans                                                      929,565         884,499        839,355        929,565       839,355
  Allowance for Loan Losses                                   10,643          10,477          9,786         10,643         9,786
  Common Stockholders' Equity                                 92,930          94,191         87,543         92,930        87,543

AVERAGE BALANCES
Assets
  Total Assets                                          $  1,323,015    $  1,281,413   $  1,237,555   $  1,302,961  $  1,224,931
  Earning Assets                                           1,212,945       1,176,928      1,136,951      1,194,936     1,125,294
  Investments                                                280,159         282,053        269,945        281,106       272,560
  Loans                                                      924,817         883,692        846,479        904,254       838,109
Liabilities and Stockholders' Equity
  Total Deposits                                           1,016,951         968,724        968,082        992,837       951,174
  Interest Bearing Deposits                                  808,726         781,823        796,956        795,274       786,999
  Interest Bearing Liabilities                             1,013,015         993,786        968,790      1,004,122       962,512
  Common Stockholders' Equity                                 93,808          92,444         87,570         93,126        86,680

INCOME STATEMENT DATA
  Net Interest Income                                   $    10,278     $     10,208   $     10,743   $     20,486  $     21,294
  Net Interest Income-Fully Tax Equivalent                   10,609           10,534         11,010         21,144        21,492
  Provision for Loan Losses                                     246              252            717            498         1,384
  Noninterest Income                                          4,146            4,160          4,939          8,306         9,325
  Noninterest Expense                                         9,195            8,908          9,267         18,103        18,238
  Net Income                                                  3,344            3,502          3,749          6,846         7,264

PER SHARE DATA
  Basic Net Income Per Common Share                     $      0.57     $       0.60   $       0.65   $       1.17  $       1.25
  Diluted Net Income Per Common Share                          0.55             0.58           0.63           1.13          1.22
  Cash Dividends Per Common Share                              0.21             0.21           0.19           0.42          0.38
  Book Value Per Common Share (equity per share issued)       15.82            16.10          15.05          15.82         15.05
  Market Value - High                                         34.49            38.05          31.22          38.05         31.22
  Market Value - Low                                          28.31            31.41          24.40          28.31         23.00
  Basic Weighted Average Common Shares Outstanding        5,859,474        5,842,946      5,819,448      5,851,210     5,815,386
  Diluted Weighted Average Common Shares Outstanding      6,048,256        6,052,537      5,977,598      6,050,297     5,960,399

KEY RATIOS
  Return on Average Assets                                   1.02 %           1.10 %         1.22 %         1.06 %        1.20 %
  Return on Average Common Stockholders' Equity             14.34            15.24          17.21          14.78         16.94
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                              65.19            61.98          59.08          62.88         59.55
  Average Equity to Average Assets                           7.10             7.21           7.07           7.16          7.07
  Net Interest Margin                                        3.52             3.60           3.89           3.56          3.92
  Net Charge Offs to Average Loans                           0.04             0.00           0.32           0.02          0.27
  Loan Loss Reserve to Loans                                 1.14             1.18           1.18           1.14          1.18
  Nonperforming Assets to Loans                              0.51             0.51           0.98           0.51          0.98
  Tier 1 Leverage                                            9.14             9.23           8.18           9.14          8.18
  Tier 1 Risk-Based Capital                                 11.60            11.95          10.61          11.60         10.61
  Total Capital                                             12.63            13.02          11.65          12.63         11.65

ASSET QUALITY
  Loans Past Due 90 Days or More                        $     2,855     $      3,211   $      3,085   $      2,855  $      3,085
  Non-accrual Loans                                           1,575              997          3,548          1,575         3.548
  Net Charge Offs                                                80                9            673             89         1,131
  Other Real Estate Owned                                       277              277          1,530            277         1,530
  Other Nonperforming Assets                                     30               39             26             30            26
  Total Nonperforming Assets                                  4,737            4,524          8,189          4,737         8,189

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

                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                     As of June 30, 2004 and December 31, 2003
                                                  (in thousands)
                                                                                      June 30,     December 31,
                                                                                        2004           2003
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     60,849   $     52,297
  Short-term investments                                                                   6,095          5,144
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      66,944         57,441
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         21,443         17,280
  Mortgage-backed securities                                                             204,681        211,142
  State and municipal securities                                                          51,763         52,945
                                                                                     ------------    -----------
       Total securities available-for-sale                                                277,887        281,367

Real estate mortgages held-for-sale                                                        5,866          3,431
Loans:
  Total loans                                                                            929,565        870,882
  Less: Allowance for loan losses                                                         10,643         10,234
                                                                                    ------------   ------------
     Net loans                                                                           918,922        860,648
Land, premises and equipment, net                                                         25,790         26,157
Accrued income receivable                                                                  4,977          5,010
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,353          1,460
Other assets                                                                              31,391         30,930
                                                                                    ------------   ------------
     Total assets                                                                   $  1,338,100   $  1,271,414
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    210,437   $    185,734
  Interest bearing deposits                                                              811,898        740,657
                                                                                    ------------   ------------
     Total deposits                                                                    1,022,335        926,391
Short-term borrowings:
  Federal funds purchased                                                                 12,000         24,000
  Securities sold under agreements
    to repurchase                                                                         90,007        102,601
  U.S. Treasury demand notes                                                               1,662          3,160
  Other borrowings                                                                        70,000         55,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         173,669        184,761
Accrued expenses payable                                                                   6,674          7,804
Other liabilities                                                                          1,518          1,461
Long-term borrowings                                                                      10,046         30,047
Subordinated debentures                                                                   30,928         30,928
                                                                                    ------------   ------------
     Total liabilities                                                                 1,245,170      1,181,392
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,873,244 shares issued and 5,841,021 outstanding as of
  June 30, 2004, and 5,834,744 shares issued and 5,788,263
  outstanding at December 31, 2003                                                         1,453          1,453
Additional paid-in capital                                                                11,304         10,509
Retained earnings                                                                         84,647         80,260
Accumulated other comprehensive income/(loss)                                             (3,803)        (1,282)
Treasury stock, at cost                                                                     (671)          (918)
                                                                                    ------------   ------------
     Total stockholders' equity                                                           92,930         90,022
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,338,100   $  1,271,414
                                                                                    ============   ============

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


                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                         For the Three Months and Six Months Ended June 30, 2004 and 2003
                                       (in thousands except for share data)
                                                    (Unaudited)
                                                          Three Months Ended            Six Months Ended
                                                                June 30,                     June 30,
                                                      ---------------------------   ---------------------------
                                                          2004           2003           2004           2003
                                                      ------------   ------------   ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                   $     11,587   $     12,077   $     22,903   $     23,910
                            Tax exempt                          71             66            139            129
                                                      ------------   ------------   ------------   ------------
   Total loan income                                        11,658         12,143         23,042         24,039
Short-term investments                                          21             58             49             85
Securities:
 U.S. Treasury and government agency securities                186            145            343            315
 Mortgage-backed securities                                  1,682          2,694          3,704          5,626
 State and municipal securities                                588            497          1,172            925
                                                      ------------   ------------   ------------   ------------
   Total interest and dividend income                       14,135         15,537         28,310         30,990

INTEREST EXPENSE
----------------
Interest on deposits                                         3,101          3,702          6,132          7,488
Interest on short-term borrowings                              352            313            698            653
Interest on long-term debt                                     404            779            994          1,555
                                                      ------------   ------------   ------------   ------------
   Total interest expense                                    3,857          4,794          7,824          9,696
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME                                         10,278         10,743         20,486         21,294
-------------------
Provision for loan losses                                      246            717            498          1,384
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   10,032         10,026         19,988         19,910
-------------------------                             ------------   ------------   ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                       780            565          1,519          1,175
Service charges on deposit accounts                          1,697          1,736          3,354          3,400
Credit card fee income                                         581            466          1,081            826
Other income (net)                                           1,115            979          2,059          1,652
Net gains/losses on sale of real
estate mortgages held for sale                                 (27)         1,193            293          2,272
                                                      ------------   ------------   ------------   ------------
   Total noninterest income                                  4,146          4,939          8,306          9,325

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                               4,859          5,008          9,784          9,713
Occupancy and equipment expense                              1,114          1,218          2,131          2,580
Data processing expense                                        650            690          1,245          1,273
Credit card interchange                                        343            247            633            443
Other expense                                                2,229          2,104          4,310          4,229
                                                      ------------   ------------   ------------   ------------
   Total noninterest expense                                 9,195          9,267         18,103         18,238

INCOME BEFORE INCOME TAX EXPENSE                             4,983          5,698         10,191         10,997
--------------------------------
Income tax expense                                           1,639          1,949          3,345          3,733
                                                      ------------   ------------   ------------   ------------
NET INCOME                                            $      3,344   $      3,749   $      6,846   $      7,264
----------                                            ============   ============   ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         5,859,474      5,819,448      5,851,210      5,815,386
BASIC EARNINGS PER COMMON SHARE                       $       0.57   $       0.65   $       1.17   $       1.25
-------------------------------                       ============   ============   ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       6,048,256      5,977,598      6,050,297      5,960,399
DILUTED EARNINGS PER COMMON SHARE                     $       0.55   $       0.63   $       1.13   $       1.22
---------------------------------                     ============   ============   ============   ============